UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2011

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 22, 2011, Mr. Jorge L. Díaz, a director of First BanCorp (the "Corporation") and of its subsidiary bank, FirstBank Puerto Rico (the "Bank"), informed the Corporation that he will resign from his position as a director of the Corporation and the Bank effective as of September 30, 2011 after having served as a director for 14 years. Mr. Díaz informed the Corporation that his resignation is not the result of any disagreement with the Corporation or the Bank on any matter relating to the Corporation's operations, policies or practices.

In addition, effective September 30, 2011, Dr. José Ferrer-Canals resigned from the Board of Directors of the Corporation and the Bank. Dr. Ferrer-Canals, who has served as a director of the Corporation and the Bank for over 10 years, has informed the Corporation that his resignation is directly related to his recent relocation to practice medicine in the state of Florida and is not due to any disagreement with the Corporation or the Bank on any matter relating to the Corporation's operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

September 28, 2011	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel